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                                                                     EXHIBIT 5.1

                                                February 18, 2005

Neose Technologies, Inc.
102 Witmer Road
Horsham, Pennsylvania 19044

         Re:   Registration Statement on Form S-3
               (Registration No. 333-121112)

Ladies and Gentlemen:

            In our capacity as counsel, you have requested that we render the opinion set forth in this letter and we are furnishing this opinion letter pursuant to Item 601(b)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.

            Reference is made to our opinion dated December 9, 2004 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (Registration No. 333-121112) filed on December 9, 2004, as amended by Amendment No. 1 filed on January 6, 2005 (collectively, the ("REGISTRATION STATEMENT"), by Neose Technologies, Inc., a Delaware corporation (the "COMPANY") with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"). We are rendering this supplemental opinion in connection with the prospectus supplement (the "PROSPECTUS SUPPLEMENT") filed on or about February 18, 2005 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 8,050,000 shares of the Company's common stock, $0.01 par value per share (the "SHARES"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus Supplement.

            We have acted as your counsel in connection with the preparation of the Registration Statement and the Prospectus Supplement. We are familiar with the proceedings taken by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

            Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

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Neose Technologies, Inc.
Page 2
February 18, 2005

            We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

                                             Very truly yours,


                                             /s/ Pepper Hamilton LLP